CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statement File Nos. 333-57059, 333-56605 and 333-33569.


                                             Arthur Andersen LLP

Philadelphia, Pa.
  September 28, 1998